Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65382) pertaining to the Retirement Savings Plan of Health Management Associates, Inc. of our report dated May 26, 2005, with respect to the financial statements and supplemental schedules of the Health Management Associates, Inc. Retirement Savings Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Tampa, Florida

June 22, 2005